Exhibit 9

FILM CATALOG as of June 30, 2020

(Comprehensive list by filmmaker and country can be viewed at beboptv.com)

100 years of honorable life	A Stinging Fastball	And The Crab Turned Out Not To Be Immortal
(POSSIBLE) BODY	A Stitch in time saves nine	And They Call It Democracy
#	a Story by Jeannot	Andersen and the Jinn
#extraordinaryvizitka “Asshole”	A Strange Night for Mr. Shasmal	Angels Unaware (c) 2017
#extraordinaryvizitka “Casting”	A Sudden Flash of Light	Another House
#extraordinaryvizitka “Cheat sheet for the	A Tale of Bad Morning in India	Anthony
Princess”	A Tent of Friendship	APARAHNO- The Waning Sun
#extraordinaryvizitka “I want to live”	A Tribute to Dali	Appointment at 10
#extraordinaryvizitka “SURPRISE BOX”	A Woman With Brain	April Fool’s Day
1.4 GB	abd el wadod	Are We There Yet?
21st Of February	About Love	Around The Way Girls Webseries
22 Years	ACQUAINTED WITH THE NIGHT	Art For What?
3 Weeks Ago	Across the Cosmos	ART OF DUST | Kalamezhuthum Pattum
30 Minutes or It’s Free	Ada	|Documentary
31 Settimane	Adam	Arth
335 hours in 365 days	Advenae	ARTIFICIAL
37% Pure Evil	ADVENTURE OF FRAGRANCE	As long the feed carry
40 Years A Memory	AFAFET	Asterion
44 Days	After Forgetting	At the window
98double	Air	ATLAS
A Bird In Passage	AKKUYU 2051	AUDIENCE LAUGH
A ciegas	ALBEITI	Autumn
A Day In the Life of a Pint	Aleksi	Awry
A Diary on Blindness	Alfaaz	Aysan
A familiar look.	Alicia	AZA
A Minor Malfuntion	All and Nothingness	Bacakut Pandir
A Moment	All that’s left	Balance
A Puppeteer’s Son	Allow Me to Express	BARAF KA GOLA -SNOW CONE
A QUIET KILLER	Almaty Ragtime Boomerang	Be mine, seed (Sé mía, semilla)
A Silent Scream	AMANAH DANGIANG	Be More Popcorn 2019
A Simple Idea	Amores Artificiais	Be Water
A Special Gift - a Troublemakers story	and Returning; Siena	Beautiful Days

Bebop	Cannibal Cat	Dastar
Because of My Mother	Capitán Kinesis	Date
Bedtime Stories- The Mimic	Case 0013	Day X
Before Tasting the Death	Catch the cheater	De-Ure De-fakto
BEHIND THE WALL, THE DOCUMENTARY	Catnap	DEAD STATE
Bermuda Triangle Series	Censorship	Deadly sense
Between Awake and Living	Ceres	Death Offers Life - last moments of Vincent Van
Between Debris	Chains	Gogh
Between Earth and Sky	Chandra Nodir Teer- A Story About Revelation	DEBT OF 25 KILOGRAMS
Beware the Wolf!	Chanteuses of Woe	Dedicated 2 U
Beyond Memory	Charade	Definition
Beyond the Tide	Chatter	Dehsalm
BILLY	CHECKMATE	Delicacy
Billy Bang	Chillar	Deranged Foxhole Deduction
BILOYA_(Not a Traditional War)	chro	Désir
Birth of the Daywalker	CINEMAma; Director, Isn’t She?	Desolation of Evil
Bisnonna’s Parasol	CinemaTology	DESPERATE
Black hole	City Dust	DIALOG
Black Velvet	Civilazed	Didáskale
BlackTop Sundayz	Close	Dirty Hope
BLAST BURN	Cologne, Germany @ a Glance	Divinity
Bless You	Colored Drkness	DOBERMAN ing
Blu Profondo	Colour me happy!	Dog Days
Boony Portmore	COLOUR OF GOD	Doll Delirious
Boxocalypse	Come & Play (Ayo Dolan)	DON’T FORGET TO BREATHE
Break Me	Como Luchar - How to Wrestle	Don’t Play With Little Hearts
Breathe	Cormorant	Doodler
Breathe deeper	Corpseland	Dorian P’s Top 10 Countdown Presents:
Bring me back to Life	Cosmos of Hope	“Heaven” Music Video
Bubbles	cosset	Double Bill (Blood Oaks/Sex Demon)
Bubby & Them	COTTON CLOUD	Dream Big Little Cowboy
Burgas, Bulgaria @ a Glance	Coverboy	Dukkha
BUSCANDO A PABLO	Cowboys	Dust in the SlaughterHouse
Butterflies	Craving Silent	Ears Closed
Butterfly — The Flying Jewel	Croissantband - In my house	Echo Park Blues
BY THE BEACH	Crossing the river of life	ECHOES
Bye, Chance | Pilot	CRUSHER	Echoes of Departure
Call Me Agent	Cup of Tea makes a difference	Edgy Translator
CALL OUT	Das Bilderhaus	Edjucatin’ Charlie

Egregious	FOR SALE	He Died
Ekdu	Forsaken Watchers	He has impassioned her with love ( ),
El Diablo Alley	Fortune Elevator	NAJI
El Patio	Fortune Smiles	HEADLESS COMMANDER
Element	Frenzy	Heart to Heart
Elephantbird	Fresh body	Hearts On Fire
Elfviticus	Frisky Business	Hélas
Elo	From delusion till fear	Hello Darkness
élodie	From Here to Eternity	Helpline
EMBRYO	Fundamentalism	Her Garden
Encounter	Future Therapy	Herdboy
EQUAL	Gaijin Sashimi	Hidden In The Seagrass
ERLIK	Game Without Zero	Highlighters
Escape	Gamin	Hipster-on-Hudson
Et Tu Brute..?	Gata Mia	Homeless
Ex Parte Mea	Gay as in Happy: A Queer Anti-Tragedy	Homesick
Execution Day	Gear Change	Hope
EXIT	General Boussa	Horsemen
Expression	Génesis	How to Love the Monster
Fall Of Whale	Ghetto Hustler	HUG ME
Falsehood	Ginos Detective Agency	Human
Family Typewriter	GIRL CHILD	HUMAN IS A BIRD
Farrash	GLI ULTIMI 6 MINUTI	Hypnosis
Father’s Day	Global Person	I Am Alive Through Christ
Fear In Sanity	Gone	I AM X21
Fear of Men	GOOD LUCK	I Love You D
Film Femme	Good Night Dhaka	I NEED YOU
Fin: Part 2	Green invasion	I zohreh
Finger	Guerrero (blossoming of the dead world)	I, lost
Fiorenzo	GUILT	Ice-cream and Freedom
Fire - Barns Courtney	Guru	Ideas Are Coming
Fish Loves Chicken	Hanan Hurin	Identity (2019)
Flicker World	Handball Legend Brought Back to Life	IF A ROOM COMES TO LIFE
flight	Hanneh	Igue festival
Florin VI - Atomic Blast	Happy Drugs	Imagine Barry
Flowers Don’t Grow In England | Short Film	Happy Halloween	Immunotification
Fly Through	Hard Working Man: The Music and Miracles of	In the Darkness of night
Food without Borders - 至味·在人间	Danny Brooks	INBRED
	Hatbal	Inch Allah Tatie Danielle

Indian National Anthem	Kiss Me Not	Maiden
Inescapable	KOAN	Maids
Inexorable	kokoli	Maisie & Naomi
Infinite Scroll	Kÿpe — Poka (Offical Animated Music Video)	MAKEUP
Infinity	L’Affitto	Mama’s Story
Inside the Bottle	L’inversione dei poli	Mama’s Waltz
INTENTIONAL SWEAT	LA BODEGA DEL TORO NAVARRO	Manhattan Montage
Inter Alia	LA PERLA BLANCA	Mare Monstrum
Intuition Assassination	Laal Paani	Maria
InVisible	Lamaze Classes	maryuont ( pupet )
iRony	LAPS: Los Angeles Pet Squad	Masquerade
Irumbu	Last Wish	maybe it means something
IS IT OR IS IT NOT!	laundry	ME AND MYSELF
Issued	Lawyer Lady	Meat & Greet
It’s good to see you again	Layla	Mechanics
It’s Okay (Music Video)	LCD	Mechanotopia
IZAN	Leke	Medina, The Elephant Ballerina
JACKIE KANE	Lend An Ear	Meerim
Janine	Leonardo’s phone	Memento mori by Anton Boiko
Je suis un ballon	Less Eyesight More Insight	METAMORPHOSIS by Alishah Ahmad
Jimmy McGary The Best Jazz You Never Heard	Life	METAMORPHOSIS by Mahdi Javadifam
JO HAI SO HAI	LIFE IS A GIFT	Migrant
Join the revolution	Live for him	Mirror O Mirror
Jokers	Lock & Key	Misadventures of a Moroccan (actor)
Jokes - Anger Management	Lonely	Mission Backup Earth
Jolghori - Story never dies	Lonely evening	moments
Joota no.9	Long road home /2017/	Mondo Cane
Journey of an Idea	LONG STORY SHORT	Monsters
Juana wants to know God	Look Me in the Eyes	Moon
JUST ONE LIFE (SOLO UNA VITA )	LOSIN’ YOU	Moppala- (Face mask)
Karma of life	Lost Broadway	Mor Ji Mor Bas
KARUNYAM KOTHIKKUNNA KAUMARAM	Love at First Like	Moscow: Your Survival Guide
(COMPASSION)	LSD and Me:Project MK Ultra	Motherhood
Kashe / Hard	Lucid	Mothers are like Mirrors
KATOK	Luthiers - hands that sound life	mountain,shoes
Katyusha	Maaraq	Mr. Flex
Khaab(Sleep)	Mad racing quest	Multipass (W/T)
Khaita Dance	Magically Me	MUSA
King Of Wolves	Mahbuba Maqsoodi	Mute

Muted	Overkill	Raan
My Date with Wendy.	PAGE TURN	Rabbit
My Longest Prayer	Palace	Radio Wires
My name is Oly.	Pale White Guy - Live (Best Things in Life Are	Ramdon Panic Attacks
My right	Free)	Ramkahani by
My Suicide Letter (revisited)	Paradise	Rannaburi
My World	Parallel (Director’s Cut)	Rat a baby race
Nargis	Parcel	Realisation by Karthikeyan Chandrasekar
Never Give Up	Pareidolia	Realisation by Suman Adhikary
Newspaper	PARI (You Can Walk Through Hell & Still Be An	Recipe
NEXT DIMENSION	Angle)	Recipe for my Love
Nigeria Then Now Forever	PARIS	Red Eyes
Nkiruka	Paris Blues	Red Line
No Connection	PART OF THE PACK	Reflection
No man´s Land	Password; Past Continuous	Refugee by Mistake
No Vera	Patricia	Regalo
NOMAD: TAMMY CULT NOUVEAU	Peed Off	REJECTION DAY
NON OMNIS MORIAR	Pencil Box	Relativ
Nora	PEÓN	Release
Not Your Average Joe	Perception	REMEMBER
Nothing Gold Can Stay	petals	Renaissance
NOTHINGNESS	Piano Jazz Chicago Style	Repercussions
Nova	Picnic	Resonance
O Nome do Sangue (The Blood’s Name)	Piece Forever	Return
OBLOM: The Longest Night	PIN UP - MOTOS & ROCK en el Mediterraneo	Reverie
Old Hag	Pine Cone	REVOLT
On Air	PLANET POLICE	Rise
ON LIFE	Poker Face	Road to Heaven
On the blue canvas	Possibilities and the Consequences of Creative	ROAD WORRIOR city of mumbai
Once Upon A Sky	Approach	Rocket Fuel: Mini Doc
One Good Turn	Presence by Rod Sáez Chávez	Rolling In The Deep
One is all all is one	Press 1 for Redemption	Romance
ONLINE	Probashe	Rome: a big city’s symphony ( Live sonorized
Only 5 Steps	Pudhe Shala aahe	by Roberto G.Pellegrino)
Otrabs (A Day Job)	Pulling The Evidence that Remains	Routine
OUTBURST	Punk to Pop: the Tragic Story of Gerry Pop	Roya
Outlier	Pure love	Ruby by Corta Ishman;
OUTSIDER	Purgatory	Ruby by Eric Cano Cobano
Outspoken	Puzzle	Ruina

RUN AWAY!	SOS Amazon Rainforest	THE BAJOS WON’T CELEBRATE
Saarthakya	Soul Exchange	THE BEAUTIFUL HEN BEHIND THE YAO
Sabado	Sound of communication	MOUNTAIN
SALVADOR	Southern Taste; Slave 2	The BeBop Channel FILM LIBRARY TITlES as
SAMANTARAL - COLLATERAL	Speaking Out	of June 30, 2020
Sand Path	Split Second Magic	The Blind of the Cathedral
Scent of Fury	Stalin’s dark past	The Blue Lipstick
Seduced by the death version 1	Still Moving	The Blue Pickles
Selected Minority	Stop	The body
Selfis	Stop sulking Isa !	The Box
Servitude	Student a Child Labor	THE BROKEN
SETiN	Sueño del mar - BABEL	The brushwood
Shadegrown	Sugarfoot Photo Shoot	The Buddies, The Film
Shadow Island	Summers Without You	The Calling
Shallow	Sunset in Makoko	The Case of Ben Ryker
Shame	Super Healer	The Celluloid Women
Sheep will devour us	SURAIYA	The Cordon
Sheila	Suspect	The Cosmic Tree
Shirin and Farhad	Sweet of Your Tongue	The Cradle
SHIRONAM	Sweet Revenge	THE CURSE OF THE CHAIR
Shobai Gache Bone	Switzerland: A day to take your breath away	The Decider
Sholler’s Archive	T-Stories	The Decision
Siberia: Myths vs Reality	TABOO	The die is cast
SICILIAN RHAPSODY (Full version)	TAKE YOUR MARK BANU	The disciples of Marcel Duchamp
Sif’s Folly	TAKEN FOR A RIDE	THE DREAM - LE REVE
Since 14th July 2018	Tales of India	The Duel
Single man	Tamanna: Unadorned Wishes	The Elevator
Sisyphus	TANKER	The Factory by Ali Rahimi
Sky Revenge	Tap Tap Tap: The Final Vow	The Factory by Diogo Barbosa
Slanging	Tattoo	The Fatso and Furry
Small Spark	TAWAN	THE FIRST DAY
Smokin’ Baker	Telephone	The first success of Nobel brothers
SNATCHED	Temptation	The Florist
Snowy Heart	THAMBATHYA SANGEETHAM (Divine Music	THE FRIEND OF IMAGINARY F.
So Kou - The Horse’s Tail and his Master	of Married Life)	The Fruitful
Player Zoumana Téréta	That moment	The Gag
So What Now?	The 8ugs R 7ruit	The Garden
Son Of The Janitor	The Arid	The Ghosts of San Francisco
Sonder	The Bait	THE GIFT

The Gold & The Chicken Story	The Solace of the Wild	Under The Light
The grandfather	The Sound of Selflessness	Undo it
The Greenhouse Effect - Durban 48 Hour Film	The Spirit of the Forest	Unspoken
Project 2019	The Stars of American Jazz in Astana	Upon His Image
The Inner Contravention of a Young Man	The strange old woman who hung dogs	URBAN NOISE - Istanbul
The Invincible - S. Sankara Raman	The Tree by Predrag Vukosavljevic	Uske Jaane Ke Baad
The Killed Elegy	The Truth About Us	Vacancy
The Killing of the Oppressed Tyrant	The Unfinished Diary	Vaginas
The Lark and the Loon - The Old Red Rooster	The UnInvited.	Valor
(Official Animated Video)	The Unknown	VARUN SHARMA KI AJEEB KAHANI
The Last Breath	The Wall	Venice Of Lagos: Makoko
The Last Game	The way God wants people to be	Victim by Akash Rajput
The Last Street	There	Victim by Lawlife Films
The Lioness Club	There’s No Place Like Home	Victor in a life journey
The Lynching	They Call Me BUSKER	VideOvide Hermaphrodite
The mandrake and the sword	Think	Violence
The MitzvahA Night With a Stranger	This is what I think about when I shower late at	Violence, a child’s play
The n.a.p.	night	VIRUS
The Night of the Sand	THREE MONKEYS	VISE MOVIE
THE NORMANS	Thumbs	Visionaries
The Note	Tight Rope	Vortiger
THE OTHERS TIME	Tight Spot	Waiting for a Train
The Outcast	Till Sunset	WAITING THE SAME RIVER
The parable of little evil	Time decides	Walk To The Dog Before I Sleep
The Princess Ball	Time’s Up	Walking in my Shoes
The Producer	to the muse	WANTED
The Projectionist	Tomorrow There’ll Be No Tears	WASTED
THE PROPOSAL	Tournament	WATERLOO by Luca Nervegna
The Quiet	TOXIC	Waterloo by Odianosen Iyomon
The Red Renegade	Trevor Martin 006.5	WAZOBIA
The Requiem	Trick	Weakday
The Ride	TRILOGY	WeirdLoop
The River	Trio Trio A Music Documentary	What Else Needs to Happen?
The Sacred Earth	TRIUNE	What if
The Saxophonist	Twenty Twenty	What is the true beauty?
The Scent Of Night	Two Straws	What Now I?
The season of grapes	U & ME	What’s the difference between me and a froglet
THE SIMPLE RELATIONSHIP	Ukde	WHEN I SEE YOU AGAIN
THE SOJOURNER	UMBARTHA	When it’s Forbidden

White - To The Far Hills
White cloud of Mind (Man Ko Seto Badal)
white in black
Who Do You Love
who knows
Who The Hell Is Annie?
Why we Ran from Iran
wild-er-ness
Winged Miracle
Wish it were Stanislavski
Wishbone
Wo Ai Ni Mama
Yade
Yet Another Epidemic
YOU
You Know My Name
You’ve Been Selected
ZARAZA
Zero Hour N5
Zingar
ZombiTlan